EXHIBIT 10.1(h)

                           MEMORANDUM OF UNDERSTANDING

      THIS MEMORANDUM OF UNDERSTANDING, dated as of January 12, 2001 by and among DANIEL THRALOW ("Thralow") an individual having an address at 216 West 6th Street, Duluth, MN 55806, and EYECITY.COM, INC. ("EyeCity"), a Delaware corporation, having an address at 79 Express Street, Plainview, New York 11803.

      WHEREAS, Thralow and EyeCity are parties to a Memorandum of Understanding, dated as of May 23, 2000 (the "Memorandum Agreement"), and EyeCity, Peepers, Inc., Thralow and Peepers Sunglasses and Accessories, Inc. are parties to an Agreement and Plan of Merger, dated as of May 7, 1999 (the "Merger Agreement"); and

      WHEREAS, pursuant to the Merger Agreement, EyeCity, as Maker, has delivered to Thralow, as Holder, the Secured Promissory Note and Security Agreement, dated May 7, 1999, as amended (the "Note"), in the original principal amount of $875,000, and having a current principal balance outstanding of $724,750 and interest of $34,633 as of the close of business on January 12, 2001 ("Closing Date"); and

      WHEREAS, pursuant to the Memorandum Agreement there is a current balance outstanding as of the Closing Date of $45,161.24 for the non-exclusive consultant services provided to EyeCity by Thralow ("Consultant Agreement");

      WHEREAS, pursuant to an Employment Agreement dated as of May 7, 1999 and terminated on May 23, 2000 there is a current balance as of the Closing Date of $7,923.12 due and payable to Thralow; and

      WHEREAS, Thralow and EyeCity (i) have agreed to compromise, settle and cancel the Note and principal and interest due thereunder, the balances due under the Consultant Agreement and Employment Agreement, and any other obligations due in the aggregate amount of $812,467.36 (collectively the "Indebtedness") and (ii) have agreed to the other terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the mutual promises, agreements and premises set forth herein, it is hereby agreed as follows:

      1. Thralow and EyeCity hereby agree to compromise, settle and cancel the Indebtedness in the amount of $812,467.36 as of the Closing Date, consisting of the Note, and the principal balance of $724,750 and interest of $34,633 due thereunder; and the balances due under the Consultant Agreement in the amount of $45,161.24; and the Employment Agreement in the amount of $7,923.12, for the following consideration:

        A. EyeCity shall immediately convey, sell, transfer, assign and deliver to Thralow the ownership and title of the following domain names, and the content and code associated therewith, as the same shall exist on the Closing Date:


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

                                                                 EXHIBIT 10.1(h)

               1.  pans.com
               2.  binoculars.com
               3.  binocular.com
               4.  binoculars.net
               5.  binoculars.to
               6.  binoculars.org
               7.  peepers.com
               8.  peepsun.com
               9.  anteojosdesol.com
               10. binokel.com
               11. telescopios.com
               12. prismaticos.com
               13. peeperssunglasses.com
               14. nachtanblick.com
               15. eyeglassplace.com

      B. EyeCity shall immediately transfer to Thralow the following telephone numbers, and Thralow agrees to advise the telephone company thereof:

               1.  1-800-955-5786
               2.  1-888-733-7373
               3.  1-800-988-4790
               4.  1-800-922-2063
               5.  1-800-919-2463
               6.  1-800-246-6285
               7.  1-800-717-8133

      B. EyeCity hereby sells, transfers, assigns and delivers to Thralow full right title and interest in and to certain personal property (the "Equipment") set forth in Exhibit A attached hereto. Thralow hereby acknowledges that the Equipment is being conveyed "as is" as of the Closing Date.

      C. EyeCity hereby sells, transfers, assigns and delivers to Thralow full right title and interest in and to certain inventory (the "Inventory") set forth in Exhibit B attached hereto, valued at approximately $111,000. Thralow hereby acknowledges that the Inventory is being conveyed "as is" as of the Closing Date.

      D. 1. EyeCity hereby agrees that within ten days following the Closing Date, EyeCity shall issue to Thralow 125,000 shares of its Common Stock, $.001 par value per share (the "Shares"). Thralow shall have piggyback registration rights on the Registration Statement to be filed by the Company on its present Private Placement as to the Shares. The certificate representing the Shares shall contain the following legend:


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                                                                 EXHIBIT 10.1(h)

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

      2. Thralow (a) represents and warrants to EyeCity that he is acquiring all of the Shares to be issued to him pursuant to the provisions of this Agreement for his own account and for the purposes of investment and not with a view to, or for sale in connection with, any distribution thereof and (b) agrees that he will not at anytime sell or otherwise transfer, or permit the sale or other transfer of, such Shares other than in transactions that are not in violation of the Securities Act of 1933, as amended, or the provisions of any other applicable securities laws, rules or regulations; and

      3. Thralow shall return the original Note to EyeCity within 10 days following the Closing Date marked "Canceled".

      7. Excluding the assets transferred to EyeCity pursuant to the Merger Agreement, EyeCity represents and warrants that it has good title to all the above-enumerated items of consideration assigned by it hereunder, free and clear of liens and other competing claims.

      1. Except as otherwise provided herein, EyeCity shall indemnify and hold harmless Thralow from and against any and all losses, liabilities, or damages, including, without limitation, reasonable attorneys' fees, incurred as a result of or arising from any breach of said representation and warranty.

      1. If Thralow determines to seek indemnification under Paragraph 1(G(1) resulting from the assertion of liability by third parties, he shall give notice to EyeCity within 20 days of his becoming aware of any such claim.

      2. EyeCity shall be entitled, if it so elects by written notice delivered to Thralow within 10 days after receiving said notice, to assume the defense thereof with counsel satisfactory to EyeCity, and shall have the right, at its own cost and expense, to defend, compromise or settle such claim provided such settlement or compromise includes a release of Thralow.

      3. In the event that EyeCity, within 10 days after receipt of the aforesaid notice of a claim, fails to assume the defense of Thralow against such claim, Thralow shall have the right to undertake the defense, compromise or settlement of such action on behalf of and for the account and risk of EyeCity, and at EyeCity's sole cost and expense.


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                                                                 EXHIBIT 10.1(h)

            8. To the extent that any court of competent jurisdiction sets aside any portion of this Agreement as a "preferential" payment or transfer, thereby reducing the value of the consideration transferred hereunder, such amount, together with Thralow's costs of defending such claim, including reasonable attorneys fees , shall be reinstated to the Indebtedness due and owing to Thralow by EyeCity.

      2. Thralow shall be responsible for the payment of any and all losses, liabilities or damages, including, but not limited to, court costs and reasonable attorneys' fees, incurred after the Closing Date in connection with the lawsuit pending between EyeCity and American Eyewear, Inc. with respect to the "Peepers" trademark.

      3. Thralow shall take possession of the Equipment and Inventory located at the principal place of business of Peepers, Inc., at 1203 London Road, Duluth, MN 55802 (the "Premises") on the Closing Date. Thralow shall be permitted to use the Premises through January 31, 2001, and shall vacate same and remove the Equipment and Inventory as of that date. EyeCity represents and warrants that the rent on said space is paid through January 31, 2000. Effective as of the Closing Date, Thralow shall arrange to have all accounts on sales processed through new bank accounts established by Thralow. EyeCity shall have the right to remove all accounting related documents and leased equipment by January 31, 2001 from the Premises.

      4. The Consultant Agreement is hereby terminated as of the date hereof without liability to any party and neither party shall have any further obligations thereunder, all of which are hereby released by the parties.

      5. EyeCity agrees not to engage in the sale of Binoculars on the internet for a period of two years from the Closing Date.

      6. Thralow warrants that the performance of the terms of this Agreement will not conflict with or result in the breach of any other Agreement to which he is a party or by which he is bound.

      7. Concurrently with the execution hereof, the parties have entered into the Mutual General Release attached as Exhibit C hereto.

      8. EyeCity acknowledges and agrees that Thralow's operation of the assets conveyed hereunder shall not be deemed violations of the Noncompetition and Nondisclosure Agreement, Proprietary Rights and Information Agreement of any noncompetition provisions of the Employment Agreement or the Consultant Agreement between it and Thralow.

      9. This Memorandum of Understanding, and Exhibits attached hereto, sets forth the parties' complete agreement with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, written or oral, with respect thereto. The parties intend to be bound hereby and to operate pursuant hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. The terms of this Memorandum of Understanding and all proprietary information of each of the parties is confidential and may not be disclosed except pursuant to applicable securities laws. This Memorandum


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                                                                 EXHIBIT 10.1(h)

of Understanding may not be amended or modified except by a written instrument signed by the parties hereto.

      10. Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

      11. This Memorandum of Understanding and all other agreements referred to herein may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced. The parties agree to execute any additional documents and/or agreements as required to implement the transactions contemplated herein.

      12. This Memorandum of Understanding and any other agreement entered into in connection herewith shall be governed by, and construed under and in accordance with, the laws of the State of New York applicable to contracts made and wholly to be performed therein by residents thereof, without giving effect to the conflict of laws principles thereof. All actions proceedings seeking the interpretation and/or enforcement of this Agreement shall be brought only in the Supreme Court of the State of New York located in New York County, all parties hereby submitting themselves to the jurisdiction of such courts for such purpose. Any process in any action or proceeding commenced in the courts of the State of New York arising out of any claim, dispute or disagreement, may, among other methods be served upon any party by delivering or mailing the same, via registered or certified mail, addressed to such party at the address set forth above. Any such delivery or mail services shall be deemed to have the same force and affect as personal service within the State of New York, New York County.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            EYECITY.COM, INC.


                                            BY:/s/ Mark H. Levin
                                               --------------------------
                                            Name:  Mark H. Levin
                                            Title: President and CEO


                                               /s/ Daniel Thralow
                                               --------------------------
                                                Daniel Thralow